UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55158	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1860 Montreal Rd, Tucker, GA	30084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 398-7178

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Cocrystal Pharma, Inc. (the “Company”) has reported previously about litigation involving Daniel Fisher and his affiliate, 580 Garcia Properties LLC, as well as the Company’s acquisition of a promissory note secured by a deed of trust under which 580 Garcia Properties LLC had been the primary obligor. On or about February 8, 2018 a series of transactions concluded, involving the Company, Daniel Fisher, 580 Garcia Properties LLC, and others, by the terms of which, inter alia, the Company resolved all outstanding claims and disputes with Daniel Fisher, his spouse Sharon Fisher and 580 Garcia Properties, LLC. Pursuant to the terms of the Agreement, the Company received $1,400,000 on February 9, 2018 from a third party in exchange for the Company transferring a mortgage promissory note (the “Mortgage Note”) to the third party. After appropriate write downs of the Mortgage Note, the Company had carried the Mortgage Note as a $1.294 million asset on its balance sheet. The approximately $106,000 difference will be reported as a gain for the current quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cocrystal Pharma, Inc.

Date: February 14, 2018	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer